Exhibit 10.1

P3 HEALTH PARTNERS INC.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is made as of May 22, 2024 (the “Effective Date”), by and among P3 Health Partners Inc., a Delaware corporation (the “Company”), and each of those persons and entities, severally and not jointly, listed as a Purchaser on the Schedule of Purchasers attached as Exhibit A hereto (the “Schedule of Purchasers”). Such persons and entities are hereinafter collectively referred to herein as “Purchasers” and each individually as a “Purchaser”.

In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and each Purchaser hereby, severally and not jointly, agree as follows:

SECTION 1.         AUTHORIZATION OF SALE OF UNITS.

The Company has authorized the sale and issuance of units (the “Units”), each unit to consist of (i) one share of its Class A Common Stock, par value $0.0001 per share (“Common Stock”) (or pre-funded warrants to purchase Common Stock in lieu thereof, in substantially the form attached hereto as Exhibit B-1 (the “Pre-Funded Warrants”), and (ii) a warrant to purchase one share of Common Stock, in substantially the form attached hereto as Exhibit B-2 (the “Common Warrants”, and together with the Pre-Funded Warrants, the “Warrants”), which Common Warrants shall be exercisable for an exercise price of $0.5020 beginning on the date of issuance and have a term of exercise equal to seven (7) years from the date of issuance, all on the terms and subject to the conditions set forth in this Agreement. The shares of Common Stock sold hereunder at the Closing (as defined below) shall be referred to as the “Common Shares”. The shares of Common Stock to be issued upon the exercise of the Pre-Funded Warrants shall be referred to as the “Pre-Funded Warrant Shares.” The shares of Common Stock to be issued upon the exercise of the Common Warrants shall be referred to as the “Warrant Shares.” The Common Shares, the Warrants, the Units, the Pre-Funded Warrant Shares and the Warrant Shares are hereinafter collectively referred to herein as the “Securities”.

SECTION 2.         AGREEMENT TO SELL AND PURCHASE THE UNITS.

2.1          Sale and Purchase. Upon the terms and subject to the conditions contained herein, the Company will sell, issue and deliver to each Purchaser, and each Purchaser will purchase from the Company, severally and not jointly, at the Closing, the number of Units set forth opposite such Purchaser’s name on the Schedule of Purchasers at the purchase prices set forth on the Schedule of Purchasers. The aggregate purchase price for the Units purchased by each Purchaser at the Closing is set forth opposite such Purchaser’s name on the Schedule of Purchasers.

2.2          Separate Agreement. Each Purchaser shall, severally and not jointly, be liable for only the purchase of the Units that appear on the Schedule of Purchasers that relate to such Purchaser. The Company’s agreement with each of the Purchasers is a separate agreement, and the sale of Units to each of the Purchasers is a separate sale. The obligations of each Purchaser hereunder are expressly not conditioned on the purchase by any or all of the other Purchasers of the Units such other Purchasers have agreed to purchase.

SECTION 3.         CLOSING.

3.1          Closing. The closing of the purchase and sale of the Units pursuant to this Agreement (the “Closing”) shall be held on May 24, 2024 remotely via the exchange of documents and signatures by facsimile or electronic transmission (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), or on such other later date and place as may be mutually agreed to in writing by the Company and the Purchasers. At or prior to the Closing, each Purchaser shall execute any related agreements or other documents required to be executed hereunder, dated as of the date of the Closing (the “Closing Date”).

3.2          Closing Deliveries.

(a)                 At the Closing, the Company shall deliver or cause to be delivered to each Purchaser the items listed in clauses (i) through (vii), and the Company shall deliver or cause to be delivered to Chicago Pacific Founders GP, L.P. and Chicago Pacific Founders GP III, L.P. the item listed in clause (viii):

(i)               An instruction to the Company’s transfer agent to issue evidence of book-entry notation, registered in the name of such Purchaser, representing the Common Shares to be issued and delivered to such Purchaser as set forth on the Schedule of Purchasers, against payment in full by such Purchaser of the aggregate purchase price for such Purchaser’s Units;

(ii)              a Pre-Funded Warrant and/or Warrant registered in the name of such Purchaser to purchase up to a number of Pre-Funded Warrant Shares and/or Warrant Shares as set forth on the Schedule of Purchasers, against payment in full by such Purchaser of the aggregate purchase price for such Purchaser’s Units;

(iii)             a certificate, duly executed by an executive officer of the Company, dated as of the Closing Date, certifying that the conditions specified in Sections 7.1 and 7.2 have been fulfilled;

(iv)             a certificate of the Secretary of State of the State of Delaware, dated not more than five (5) business days prior to the Closing (which shall be brought down on the Closing Date), to the effect that the Company is in good standing in the State of Delaware;

(v)              a certificate of the Secretary or Assistant Secretary of the Company, certifying as to (1) the Company’s certificate of incorporation and bylaws as currently in effect, (2) resolutions of the Board of Directors of the Company (or an authorized committee thereof) authorizing the issuance of the Units, the Common Shares, the Pre-Funded Warrant Shares and the Warrant Shares, and (3) the incumbency of the officer(s) authorized to execute this Agreement, setting forth the name and title and bearing the signatures of such officer;

(vi)            an executed copy of the Registration Rights Agreement in substantially the form attached hereto as Exhibit C (the “Registration Rights Agreement”);

(vii)            an opinion addressed to the Purchasers and the Placement Agent (as defined below) from the Company’s counsel, Latham & Watkins LLP, dated as of the Closing, in a form reasonably acceptable to the Purchasers and the Placement Agent; and

(viii)           an executed copy of that certain Amended and Restated Letter Agreement between the Company and Chicago Pacific Founders GP, L.P. and Chicago Pacific Founders GP III, L.P., on behalf of certain affiliates entities and funds (the “CPF Letter Agreement”).

(b)                At the Closing, each Purchaser shall deliver or cause to be delivered to the Company the items listed in clauses (i) through (iv), and Chicago Pacific Founders GP, L.P. and Chicago Pacific Founders GP III, L.P. shall deliver or cause to be delivered to the Company the item listed in clause (v):

(i)               [Reserved];

(ii)                a wire transfer in same day funds, to an account of the Company designated in writing at least two (2) business days prior to the Closing by the Company to the Purchasers, in an amount equal to the aggregate purchase price for such Purchaser’s Units as set forth opposite such Purchaser’s name on the Schedule of Purchasers;

(iii)             the completed and executed Purchaser Questionnaire in the form attached hereto as Exhibit D (the “Purchaser Questionnaire”), Selling Stockholder Notice and Questionnaire in the form attached hereto as Exhibit E (the “Selling Stockholder Questionnaire”), and a duly completed and executed IRS Form W-9 (or, in the case of a Purchaser that is a non-U.S. person, a duly completed and executed applicable IRS Form W-8);

(iv)             an executed copy of the Registration Rights Agreement; and

(v)              an executed copy of the CPF Letter Agreement.

SECTION 4.         REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to the Purchasers that, except as disclosed in the SEC Reports (as defined below), as of the date hereof and the Closing Date, as follows:

4.1         Organization and Good Standing. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is being conducted on the date of this Agreement, and, except as would not reasonably be expected to have a Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification. For purposes of this Agreement, “Material Adverse Effect” shall mean an event, change or development that would reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), properties, assets or results of operations of the Company and its Subsidiaries (as defined below), whether or not in the ordinary course of business, taken as a whole, other than any event, change or development resulting from or arising out of the following: (a) events, changes or developments generally affecting the economy, the financial or securities markets, or political, legislative or regulatory conditions, in each case in the United States or elsewhere in the world, (b) events, changes or developments in the industries in which the Company or any of its Subsidiaries conducts its business, (c) any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any rule, regulation, ordinance, order, protocol or any other law of or by any national, regional, state or local Governmental Entity (as defined below), or market administrator, (d) any changes in GAAP or accounting standards or interpretations thereof, (e) earthquakes, any weather-related or other force majeure event or natural disasters or outbreak or escalation of hostilities or acts of war or terrorism, (f) the announcement or the existence of, compliance with or performance under, this Agreement or the transactions contemplated hereby or the events giving rise thereto, (g) any taking of any action at the request of a Purchaser, (h) any failure by the Company to meet any financial projections or forecasts or estimates of revenues, earnings or other financial metrics for any period (provided that the exception in this clause (h) shall not prevent or otherwise affect a determination that any event, change, effect or development underlying such failure has resulted in a Material Adverse Effect so long as it is not otherwise excluded by this definition) or (i) any changes in the share price or trading volume of Common Stock or in the Company’s credit rating, liquidity or financial strength of the Company or any of its Subsidiaries (provided that the exception in this clause (i) shall not prevent or otherwise affect a determination that any event, change, effect or development underlying such change has resulted in a Material Adverse Effect so long as it is not otherwise excluded by this definition); except, in each case with respect to clauses (a) through (e), to the extent that such event, change, effect or development affects the Company and its Subsidiaries, taken as a whole, in a disproportionately adverse manner relative to other similarly situated companies in the industries and markets in which the Company and its Subsidiaries operate.

4.2          Subsidiaries. Each Subsidiary of the Company has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as it is being conducted on the date of this Agreement, and, except as would not reasonably be expected to have a Material Adverse Effect, has been duly qualified as a foreign corporation or other entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification. For purposes of this Agreement, (a) “Subsidiary” shall mean, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof, and (b) “Person” shall mean any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization or other entity.

4.3          Corporate Power; Authorization. The Company has all requisite corporate power and authority, and has taken all requisite corporate action, to execute and deliver this Agreement, the Warrants, the Registration Rights Agreement and the CPF Letter Agreement (collectively, the “Transaction Documents”), sell, issue and deliver the Securities and carry out and perform all of its obligations under the Transaction Documents in accordance with and upon the terms and conditions set forth in the Transaction Documents. Each Transaction Document constitutes or, when executed, will constitute the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, (b) as limited by equitable principles generally, including any specific performance and (c) with respect to the Registration Rights Agreement, as rights to indemnity or contribution may be limited by state or federal laws.

4.4          Issuance and Delivery of the Securities. The Securities have been duly authorized and, when the Shares are issued, paid for and delivered in compliance with the provisions of this Agreement and the other Transaction Documents, the Shares will be validly issued, fully paid and nonassessable. As of the Closing, the Company shall have reserved from its duly authorized capital stock not less than the maximum number of shares of Common Stock issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants). Upon exercise in accordance with the terms of the Pre-Funded Warrants, the Pre-Funded Warrant Shares, when issued, will be validly issued, fully paid and nonassessable, with the holders being entitled to all rights accorded to a holder of Common Stock. Upon exercise in accordance with the terms of the Common Warrants, the Warrant Shares, when issued, will be validly issued, fully paid and nonassessable, with the holders being entitled to all rights accorded to a holder of Common Stock. Upon receipt of the Common Shares and the Warrants at the Closing, upon receipt of the Pre-Funded Warrant Shares upon exercise of the Pre-Funded Warrants and upon receipt of the Warrant Shares upon exercise of the Common Warrants, each Purchaser will have good and marketable title to such Purchaser’s Common Shares, Pre-Funded Warrant Shares and Warrant Shares, respectively. Assuming the accuracy of the representations made by each Purchaser in Section 5 hereof, the offer and issuance by the Company of the Securities is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

4.5          Capitalization. The capitalization of the Company as of December 31, 2023 is set forth in the Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Form 10-K”) filed with the Securities and Exchange Commission on March 28, 2024. Except for shares of Common Stock that are issuable upon the settlement or exercise of restricted stock units, performance share units and stock options granted pursuant to the Company’s incentive compensation plans, warrants issued in a private placement concurrent with the Company’s initial public offering, warrants issued as part of the units offered in the Company’s initial public offering and warrants issued in a private placement on December 13, 2022 and April 6, 2023, and except as described in the 2023 Form 10-K, there are no existing options, warrants, calls, subscriptions or other rights, agreements, arrangements or commitments relating to the issued or unissued capital stock of the Company, obligating the Company to issue, transfer, sell, redeem, purchase, repurchase or otherwise acquire or cause to be issued, transferred, sold, redeemed, purchased, repurchased or otherwise acquired any capital stock of, or other equity interest in, the Company or securities or rights convertible into or exchangeable for such shares or equity interests or obligations of the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment. Except as contemplated in the Registration Rights Agreement, neither the filing of the Registration Statement (as defined in the Registration Rights Agreement) pursuant to the Registration Rights Agreement, nor the offering or sale of the Securities as contemplated by this Agreement, gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company, and there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act.

4.6          Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Entity on the part of the Company is required in connection with the consummation of the transactions contemplated by the Transaction Documents except for (a) compliance with the securities and blue sky laws in the states and other jurisdictions in which the Securities are offered and/or sold, which compliance will be effected in accordance with such laws, (b) the filing of a Listing of Additional Shares notification form with The NASDAQ Stock Market with respect to the Common Shares, the Pre-Funded Warrant Shares and the Warrant Shares, (c) any required regulatory filings under applicable statutes, laws, rules, regulations, judgments, orders or decrees (collectively, “Laws”) and (d) the filing of one or more registration statements and all amendments thereto with the SEC as contemplated by the Registration Rights Agreement. For purposes of this Agreement, “Governmental Entity” shall mean any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries.

4.7          No Default or Consents. Neither the execution, delivery or performance of the Transaction Documents by the Company nor the consummation of any of the transactions contemplated thereby will conflict with, result in a breach or violation of, or imposition of any material lien, encumbrance, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude or transfer restriction (each, a “Lien”) upon any property or assets of the Company pursuant to, (a) the certificate of incorporation or bylaws of the Company, each as currently in effect, (b) the terms of any indenture, lease, mortgage, deed of trust, loan agreement or other agreement to which the Company is a party or (c) any Law of any Governmental Entity that is applicable to the Company, except in the case of clauses (b) and (c) above, for any conflict, breach or violation of, or imposition that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No action by the Company or its Board of Directors is necessary to render inapplicable any rights agreement or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the transactions contemplated by the Transaction Documents.

4.8           No General Solicitation. Neither the Company nor any Person acting on its behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Securities.

4.9          Compliance. The Company and its Subsidiaries are in material compliance with all Laws of any Governmental Entity applicable to their businesses or operations. Neither the Company nor any of its Subsidiaries has received any written notice of the violation of any applicable Laws, except where such violation would not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries currently have all approvals, authorizations, consents, licenses, permits, certificates, variances, clearances, commissions, foreclosures, exemptions, orders, franchises and accreditations of any Governmental Entity (collectively, “Permits”) that are required for the operation of their businesses as presently conducted, except for Permits the absence of which would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in default or violation (and no event has occurred that, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of any Permit to which it is a party, except where such default or violation would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries, nor any of their current of former directors, officers, shareholders, managers, agents or consultants acting on their behalf, has, directly or indirectly, made any contribution or paid or delivered, or committed itself to pay or deliver, any bribe, payoff, influence payment or kickback, whether in money, property or services, to any Person that in any manner is related to the business or operations of the Company and its Subsidiaries.

4.10        Investment Company. The Company is not and, after giving effect to the offering, sale and delivery of the Securities contemplated hereby and the application of the proceeds thereof, will not be (a) an “investment company” or a company “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Investment Company Act”) or (b) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

4.11        Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company has taken no action designed to terminate, or would be reasonably likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating, such registration. The Company’s currently outstanding Common Stock and Warrants are listed on The NASDAQ Capital Market. Except as described in the Company’s Current Report filed on May 20, 2024, the Company has not, in the twelve (12) months preceding the date hereof, received notice from The NASDAQ Capital Market to the effect that the Company is not in compliance with the listing or maintenance requirements of such trading market. The Company is in compliance in all material respects with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

4.12        Registration Rights. Except for (i) that certain Registration Rights Agreement, dated April 6, 2023, by and among the Company and the Sellers (as defined therein) party thereto; (ii) that certain Registration Rights and Lock-up Agreement, dated December 3, 2021, by and among the Company, Foresight Sponsor Group, LLC, FA Co-Investment LLC and the P3 Sellers party thereto; (iii) each of the Subscription Agreements, dated as of May 25, 2021, entered into with certain investors in connection with the business combination transaction; and (iv) that certain Warrant Agreement, dated as of February 9, 2021, by and between the Company and the Transfer Agent (as defined therein), other than as contemplated by the Registration Rights Agreement, the Company is not a party to any contracts, agreements or understandings that have granted or that have agreed to grant in the future to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the SEC or any other Governmental Entity that have not expired or been satisfied or waived.

4.13        Periodic Reports. The Company’s reports and statements filed by the Company under the Exchange Act and statements filed by the Company under the Securities Act (in the form that became effective), including all amendments, exhibits and schedules thereto, since December 31, 2023 (the “SEC Reports”), did not, at the time filed (or, if amended prior to the date hereof, as of the date of such amendment), contain any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading.  As of their respective dates, all of the SEC Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto.  No executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002.  To the knowledge of the Company, none of the SEC Reports is the subject of any ongoing review or investigation by the SEC or any other Governmental Entity and there are no unresolved SEC comments with respect to any of such documents.

4.14        Financial Statements. The consolidated financial statements of the Company and its Subsidiaries included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles and practices as in effect from time to time and applied consistently throughout the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited financial statements, to normal, immaterial, year-end audit adjustments.

4.15        No Undisclosed Liabilities. The Company and its Subsidiaries do not have any material liabilities that would have been required by GAAP to be reflected in, reserved against or otherwise described in the consolidated financial statements of the Company and its Subsidiaries included in the SEC Reports and were not so reflected, reserved against or described, other than (i) liabilities to the extent reflected on the face of such financial statements, (ii) liabilities of the type reflected on the face of such financial statements which have arisen since December 31, 2023 in the ordinary course of business, (iii) executory obligations under any contract or agreement and (iv) liabilities which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.16         Tax Returns. The Company and each of its Subsidiaries has timely filed all federal and material state, local and foreign tax returns required to be filed through the date hereof and all taxes shown as due thereon have been paid. There are no material Liens for taxes upon any of the assets of the Company or any of its Subsidiaries, other than Liens for taxes not yet delinquent or that are being contested in good faith by appropriate proceedings. None of the tax returns filed by the Company or any of its Subsidiaries or taxes payable by the Company or any of its Subsidiaries have been the subject of an audit, action, suit, proceeding, claim, examination, deficiency or assessment by the taxing authority of any jurisdiction, and no such audit, action, suit, proceeding, claim, examination, deficiency or assessment is currently pending or, to the knowledge of the Company, threatened in writing, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.17         Independent Registered Public Accounting Firm. BDO USA, LLP, who has certified certain financial statements of the Company and its Subsidiaries contained in the SEC Reports, is or was, as applicable, an independent public accounting firm with respect to the Company and its Subsidiaries within the applicable rules and regulations adopted by the SEC and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

4.18        Employee Benefit Plans. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its Subsidiaries for employees or former employees of the Company and its Subsidiaries has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the “Code”). No “prohibited transaction”, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan, excluding transactions effected pursuant to a statutory or administrative exemption. No such plan is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, and neither the Company nor any of its Subsidiaries has any reasonable expectation of incurring any liabilities under Title IV of ERISA.

4.19        Labor Relations. Neither the Company nor any of its Subsidiaries is a party to or bound by any labor or collective bargaining agreement with a labor organization representing any of its employees, and to the Company’s knowledge, no union or collective bargaining unit is presently attempting to organize the employees of the Company or any of its Subsidiaries for the purpose of establishing a union or collective bargaining unit and no such activity has occurred or been threatened in the sixty (60) month period immediately preceding the date of this Agreement. There are no (i) strikes, work stoppages, work slowdowns or lockouts existing or, to the knowledge of the Company, threatened in writing against or involving the employees of the Company or any of its Subsidiaries, or (ii) unfair labor practice charges, grievances or complaints pending or, to the knowledge of the Company, threatened in writing by or on behalf of any employee or group of employees of the Company or any of its Subsidiaries, except in each case as would not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries are in compliance with all Laws relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.20        Litigation. Except as described in the 2023 Form 10-K, there are no judicial, administrative or arbitral actions, claims, suits, proceedings (public or private), complaints, charges or investigations, by or before a Governmental Entity (collectively, “Legal Proceedings”) (a) pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries before any Governmental Entity; (b) pending or, to the knowledge of the Company, threatened against any consultant, officer, director or key employee of the Company or any of its Subsidiaries arising out of (i) their consulting, employment or board and/or management relationship with the Company, or (ii) such Person’s prior employment to the extent such Legal Proceeding could reasonably affect their services to the Company or any of its Subsidiaries or the business of the Company and its Subsidiaries; (c) that question the validity of the Transaction Documents or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Documents; or (d) to the Company’s knowledge, that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries, nor any of their officers, directors or key employees, is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any Governmental Entity (in the case of officers, directors or key employees, such as would affect the Company or any of its Subsidiaries). There is no Legal Proceeding by the Company or any of its Subsidiaries pending or which the Company or any of its Subsidiaries intends to initiate. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

4.21        Environmental Matters. Except in each case as would not reasonably be expected to have a Material Adverse Effect, the operations of the Company and its Subsidiaries are in compliance with all applicable Environmental Laws applicable to their operations at and occupation of the Real Property Leases (as defined below), which compliance includes obtaining, maintaining and complying with any Permits required under applicable Environmental Laws necessary to operate their business. For purposes of this Agreement, “Environmental Laws” shall mean, collectively, all applicable federal, state and local statutes, regulations, ordinances and other legal requirements currently in effect relating to the protection of the environment or natural resources, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.) and the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.), as each has been amended and the regulations promulgated pursuant thereto.

4.22        Real Property. Neither the Company nor any of its Subsidiaries has ever owned, nor currently owns, any parcel of real property. All real property leased by the Company and its Subsidiaries (collectively, the “Leased Real Property”) is held under real property leases (collectively, the “Real Property Leases”). The buildings, plants, facilities, installations, fixtures and other structures or improvements themselves included as part of, or located on or at, the Leased Real Property and the Company and its Subsidiaries’ activities at the Leased Real Property, are not in violation of, or in conflict with, any applicable zoning regulations or ordinances, except where such violation or conflict would not reasonably be expected to have a Material Adverse Effect. All the Real Property Leases are in full force and effect, and are valid and enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, or equitable principles generally, including any specific performance. There exist no defaults on the part of the Company or any of its Subsidiaries under any Real Property Lease, nor any state of facts which, upon notice or lapse of time, or both, would constitute a default under any Real Property Lease, and that, in any case, would reasonably be expected to have a Material Adverse Effect.

4.23        Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage in an amount deemed prudent by the Company. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

4.24        Intellectual Property. The Company and its Subsidiaries have, or have rights to use, (i) all patents and applications therefor, including continuations, divisionals, continuations-in-part, re-examinations, utility models, renewals, certificate(s) of invention or reissues of patent applications and patents issuing thereon, (ii) all trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, Internet domain names and corporate names, together with the goodwill associated with any of the foregoing, and all applications, registrations and renewals thereof, (iii) copyrights and registrations and applications therefor, works of authorship and mask work rights, (iv) all computer software (including source code, executable code, data, databases and documentation) and (v) trade secrets, know-how, mark works, information and other proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing and licenses in, to and under any of the foregoing, as described in the SEC Reports as reasonably necessary or required for use in connection with their business and which the failure to so have would reasonably be expected to have a Material Adverse Effect (clauses (i) through (v), collectively, the “Intellectual Property Rights”). To the knowledge of the Company, the conduct of the Company and its Subsidiaries’ business as it is currently conducted does not infringe or misappropriate the Intellectual Property Rights of any third party. There are no pending or, to the knowledge of the Company, threatened, claims by any third party that the Company or any of its Subsidiaries has infringed, violated or misappropriated the Intellectual Property Rights of such third party. To the knowledge of the Company, there is no continuing infringement, violation or misappropriation by any third party of any Intellectual Property Rights owned by or exclusively licensed to the Company or any of its Subsidiaries. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.25       Brokers. Except for William Blair & Company, L.L.C. (the “Placement Agent”), neither the Company nor any of the Company’s officers, directors, employees or agents has used any broker, finder, placement agent or financial advisor or incurred any liability for any brokers’, finders’ or similar fees or commissions in connection with the transactions contemplated by this Agreement.

4.26       Data Privacy. In connection with its collection, storage, transfer (including, without limitation, any transfer across national borders) and/or use of any personally identifiable information from any individuals, including, without limitation, any customers, prospective customers, employees and/or other third parties (collectively, “Personal Information”), the Company and its Subsidiaries are and have been, in compliance in all material respects with all applicable Laws in all relevant jurisdictions, the Company’s privacy policies and the requirements of any contract or codes of conduct to which the Company or any of its Subsidiaries is a party. The Company and its Subsidiaries have commercially reasonable physical, technical, organizational and administrative security measures and policies in place to protect all Personal Information collected by them or on their behalf from and against unauthorized access, use and/or disclosure. To the extent the Company or any of its Subsidiaries maintains or transmits protected health information, as defined under 45 C.F.R. § 160.103, the Company and its Subsidiaries are in compliance with the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, including all rules and regulations promulgated thereunder. The Company and its Subsidiaries are and have been in compliance in all material respects with all Laws relating to data loss, theft and breach of security notification obligations.

4.27        Real Property Holding Corporation. The Company is not now and has never been a “United States real property holding corporation” as defined in the Code and any applicable regulations promulgated thereunder. The Company has filed with the Internal Revenue Service all statements, if any, with its federal income tax returns which are required under such regulations.

4.28        [Reserved].

4.29        No Integration. The Company has not, directly or through any agent, issued, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is, will be or would be integrated with the issuance and sale of the Securities contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the SEC.

SECTION 5.         REPRESENTATIONS AND WARRANTIES OF THE PURCHASERs.

Each Purchaser, severally and not jointly, represents and warrants to the Company, as of the date hereof and the Closing Date, as follows:

5.1          Organization and Good Standing. Such Purchaser (if an entity) is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to enter into and consummate the transactions contemplated by the Transaction Documents and to carry out its obligations hereunder and thereunder, and to invest in the Securities pursuant to this Agreement.

5.2           Power; Authorization. Such Purchaser (if an entity) has all requisite corporate or other organizational power and authority, and has taken all requisite corporate or organizational action, to execute and deliver the Transaction Documents and carry out and perform all of its obligations under the Transaction Documents. Each Transaction Document constitutes or, when executed, will constitute the legal, valid and binding obligation of such Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, (b) as limited by equitable principles generally, including any specific performance and (c) with respect to the Registration Rights Agreement, as rights to indemnity or contribution may be limited by state or federal laws.

5.3          Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Entity on the part of such Purchaser is required in connection with the consummation of the transactions contemplated by the Transaction Documents except for any consent, approval, order, authorization, registration, qualification, designation, declaration or filing, the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to adversely affect or delay the consummation of the transactions contemplated hereby and thereby by such Purchaser.

5.4          No Default or Consents. Neither the execution, delivery or performance of the Transaction Documents by such Purchaser nor the consummation of any of the transactions contemplated thereby will result in a violation of any law, rule, regulation, agreement or other obligation by which such Purchaser is bound will conflict with, result in a breach or violation of, or imposition of any Lien upon any property or assets of such Purchaser pursuant to, (a) the certificate of incorporation or bylaws or other constituent document of such Purchaser, each as currently in effect, (b) the terms of any indenture, lease, mortgage, deed of trust, loan agreement or other agreement to which such Purchaser is a party or (c) any Law of any Governmental Entity that is applicable to such Purchaser, except in the case of clauses (b) and (c) above, for any conflict, breach or violation of, or imposition that would not reasonably be expected to materially and adversely affect or delay the consummation of the transactions contemplated by this Agreement.

5.5          Securities Act Representations.

(a)                 Such Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act, an Institutional Account as defined in FINRA Rule 4512(c) and a sophisticated institutional investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including such Purchaser’s participation in the transactions contemplated in the Transaction Documents. Such Purchaser acknowledges that it can bear the substantial economic risks, including but not limited to the complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters generally that it is capable of evaluating the merits and risks of the investment contemplated hereby. Such Purchaser has had an opportunity to receive, review and understand all information related to the Company and its Subsidiaries requested by it and to ask questions of and receive answers from the Company regarding the Company and its Subsidiaries, their respective businesses and the terms and conditions of the offering of the Securities, and has conducted and completed its own independent due diligence. Such Purchaser acknowledges that it has had an opportunity to review the Company’s publicly available information and other information provided to it. Based on the information such Purchaser has reviewed or received and deemed appropriate, and without reliance upon the Placement Agent or any agents, counsel or affiliates of the Placement Agent, it has independently made its own analysis and decision to enter into the transactions contemplated in the Transaction Documents. Except for the representations, warranties and agreements of the Company expressly set forth in the Agreement, such Purchaser is relying exclusively on their own sources of information, investment analysis and due diligence (including professional advice such Purchaser deems appropriate) with respect to the transactions contemplated in the Transaction Documents, the Securities and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. Such Purchaser has also determined based on their own independent review and such professional advice they deem appropriate that the purchase of the Securities and participation in the transactions contemplated in the Transaction Documents (i) are fully consistent with such Purchaser’s financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to such Purchaser, (iii) have been duly authorized and approved by all necessary action, and (iv) are a fit, proper and suitable investment for such Purchaser, notwithstanding the substantial risks inherent in investing in or holding the Securities.

(b)                 The Securities to be received by such Purchaser hereunder will be acquired for such Purchaser’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Purchaser has no present intention of selling, granting any participation in or otherwise distributing the same in violation of the Securities Act, without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Such Purchaser is not a broker-dealer registered with the SEC under the Exchange Act or an entity engaged in a business that would require it to be so registered. Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities purchased hereunder except in compliance with the Securities Act, applicable blue sky laws, and the rules and regulations promulgated thereunder. Purchaser understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of this investment.

(c)                 Such Purchaser has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the Securities Act.

(d)                 Such Purchaser did not learn of the investment in the Securities as a result of any general solicitation or general advertising.

(e)                 Such Purchaser’s residence (if an individual) or offices in which its investment decision with respect to the Securities was made (if an entity) are located at the address immediately below such Purchaser’s name on its signature page hereto.

(f)                  Purchaser represents and warrants that Purchaser is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). Purchaser agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Purchaser is permitted to do so under applicable law. Purchaser represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Purchaser maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Purchaser also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. Purchaser further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Purchaser and used to purchase the Securities were legally derived.

(g)                 Purchaser has, and at the Closing will have, sufficient funds to pay the purchase price pursuant to Section 2.1.

(h)                 All of the information contained in the Purchaser Questionnaire and the Selling Stockholder Questionnaire completed and delivered by such Purchaser shall be true and correct as of the date that such questionnaires are completed and delivered, the Closing Date, and the filing date and effective date of the Registration Statement (as defined in the Registration Rights Agreement); provided that such Purchaser may update the Selling Stockholder Questionnaire by providing written notice thereof to the Company before the filing date and the effective date of such Registration Statement.

5.6          Brokers. Neither such Purchaser or any of such Purchaser’s officers, directors, employees or agents has used any broker, finder, placement agent or financial advisor or incurred any liability for any brokers’, finders’ or similar fees or commissions in connection with the transactions contemplated by this Agreement.

5.7          Restricted Securities. Such Purchaser understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Purchaser represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

5.8          Placement Agent. Such Purchaser hereby acknowledges and agrees that it has independently evaluated the merits of its decision to purchase the Securities, and that (a) the Placement Agent is acting solely as placement agent in connection with the execution, delivery and performance of the Transaction Documents and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary or other advisor for such Purchaser, the Company or any other person or entity in connection with the execution, delivery and performance of the Transaction Documents, (b) the Placement Agent has not made and will not make any representation or warranty, whether express or implied, of any kind or character and has not provided any advice or recommendation in connection with the execution, delivery and performance of the Transaction Documents, (c) the Placement Agent will not have any responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the execution, delivery and performance of the Transaction Documents, or the execution, legality, validity or enforceability (with respect to any person) thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company, and (d) except in the case of gross negligence, willful misconduct or bad faith, the Placement Agent will have no liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by such Purchaser, the Company or any other person or entity), whether in contract, tort or otherwise, to such Purchaser, or to any person claiming through such Purchaser in respect of the transactions contemplated by the Transaction Documents.

5.9          Short Sales and Confidentiality Prior to the Date Hereof. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser was first contacted by the Company, the Placement Agent or any other Person regarding the transactions contemplated hereby and ending immediately prior to the date hereof. Notwithstanding the foregoing, in the case of an Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement. Such Purchaser, its affiliates and, to the knowledge of such Purchaser, authorized representatives and advisors of such Purchaser who are aware of the transactions contemplated hereby, maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future. “Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the 1934 Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

5.10        No Intent to Effect a Change of Control; Ownership. Such Purchaser has no present intent to effect a “change of control” of the Company as such term is understood under the rules promulgated pursuant to Section 13(d) of the 1934 Act and under the rules of Nasdaq. Except as set forth in its Selling Stockholder Questionnaire, as of the date hereof, neither the Purchaser nor any of its affiliates is the owner of record or the beneficial owner of shares of Common Stock or securities convertible into or exchangeable for Common Stock.

SECTION 6.         CONDITIONS TO THE COMPANY’S OBLIGATIONS AT THE CLOSING.

The Company’s obligation to complete the sale and issuance of the Units and deliver Units to each Purchaser as set forth in the Schedule of Purchasers at the Closing shall be subject to the following conditions to the extent not waived by the Company:

6.1          Representations and Warranties. The representations and warranties made by such Purchaser in Section 5 hereof that are qualified by materiality shall be true and correct in all respects when made and as of the Closing Date and all other representations and warranties made by such Purchaser in Section 5 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

6.2          Performance. Such Purchaser shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

6.3          Closing Deliverables. Such Purchaser shall have delivered, or caused to be delivered, to the Company at the Closing, the closing deliveries described in Section 3.2(b).

SECTION 7.         CONDITIONS TO THE PURCHASERS’ OBLIGATIONS AT the CLOSING.

Each Purchaser’s obligation to purchase the Units and to pay for the Units at the Closing shall be subject to the following conditions to the extent not waived by such Purchaser:

7.1          Representations and Warranties. The representations and warranties made by the Company in Section 4 hereof that are qualified by materiality or a Material Adverse Effect shall be true and correct in all respects when made and as of the Closing Date and all other representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date (other than representations and warranties that speak as of a specified date).

7.2          Performance. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

7.3          Closing Deliverables. The Company shall have delivered, or caused to be delivered, to the Purchasers at the Closing, the closing deliveries described in Section 3.2(a).

7.4          Stop Orders. No stop order shall have been imposed by the SEC, and no suspension of trading or delisting shall have been imposed by The NASDAQ Capital Market with respect to public trading in Common Stock, nor shall any stop order, suspension or delisting be threatened in writing by the SEC or The NASDAQ Capital Market, as applicable.

SECTION 8.          Additional Agreements of the Parties.

8.1          Taking of Necessary Action. Each of the parties hereto agrees to use its reasonable best efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement. In case at any time before or after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action as may be reasonably requested by, and at the sole expense of, the requesting party.

8.2          Securities Laws; Legends.

(a)                 Each Purchaser acknowledges and agrees that, as of the date hereof, the Securities have not been registered under the Securities Act or the securities laws of any state and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such laws, or as to which an exemption from the registration requirements of the Securities Act and, where applicable, such laws, is available, or in accordance with the Registration Rights Agreement. Each Purchaser acknowledges that, except as provided in Registration Rights Agreement, such Purchaser has no right to require the Company to register the Securities. Each Purchaser further acknowledges and agrees that any certificate or evidence of book-entry notation for the Securities shall bear a legend substantially as set forth in Section 8.2(b) or Section 8.2(c), as applicable (and any shares evidenced in book entry form shall contain appropriate comparable notation and reflect related stop transfer instructions).

(b)                 Any book-entries for the Common Shares shall bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR, SUBJECT TO CERTAIN EXCEPTIONS SPECIFIED HEREIN, AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

(c)                 Any Warrant shall bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR, SUBJECT TO CERTAIN EXCEPTIONS SPECIFIED HEREIN, AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

(d)                 When issued pursuant hereto, the Securities shall also bear any legend required by any applicable state blue sky law.

(e)                 The legends described in this Section 8.2 may be removed from the Securities at the request of the Purchaser, in the event the Securities are (a) sold pursuant to an effective registration statement under the Securities Act or (b) they shall have otherwise been transferred (including pursuant to Rule 144 under the Securities Act), and are no longer subject to transfer restrictions under any federal securities laws and do not bear any legend restricting further transfer, or (c) are freely saleable without condition pursuant to Rule 144.

8.3          [Reserved].

8.4          NASDAQ Listing. The Company will use commercially reasonable efforts to continue the listing and trading of Common Stock on The NASDAQ Stock Market and, in accordance therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable; provided, that such obligations shall terminate and be of no further force and effect on the date on which the Company’s obligations under the Registration Rights Agreement to register or maintain the effectiveness of any registration covering the Registrable Securities (as such term is defined in the Registration Rights Agreement) shall terminate.

8.5          Blue Sky Filings. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or blue sky laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

8.6           Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any trading market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

8.7          Confidentiality After the Date Hereof. Each Purchaser covenants that until such time as the transactions contemplated by this Agreement and all other non-public information conveyed to such Purchaser by the Company are publicly disclosed by the Company or are otherwise made public, such Purchaser will maintain the confidentiality of all disclosures and information concerning the business and affairs of the Company and its Subsidiaries made to it in connection with the transactions contemplated by this Agreement (including the existence and terms thereof) and will refrain from communicating, disclosing, divulging, revealing or conveying (whether directly or indirectly, orally, in writing or otherwise, voluntarily or involuntarily) to any Person (other than to such Purchaser’s counsel, advisor or representative who need to know such information in connection with the transactions contemplated hereby and are subject to a duty of confidentiality) or using such disclosures or information (whether directly or indirectly, voluntarily or involuntarily) any such disclosures or information in any manner other than for purposes of evaluating and consummating the transactions contemplated hereby.

8.8          [Reserved].

8.9           Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for general corporate purposes and other activities approved by the Company’s Board of Directors. Notwithstanding the foregoing, the Company shall not use such proceeds: (a) for the satisfaction of any portion of the indebtedness of the Company or any of its Subsidiaries, (b) for the redemption or repurchase of any securities of the Company or any of its Subsidiaries, (c) for the settlement of any outstanding litigation, or (d) for any other purpose requiring the consent of the Company’s Board of Directors, unless the Company has first obtained the consent of the Company’s Board of Directors.

8.10        Reservation of Common Stock. As of the date hereof, the Company has reserved, and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Pre-Funded Warrant Shares pursuant to any exercise of the Pre-Funded Warrants and Warrant Shares pursuant to any exercise of the Warrants.

8.11        Exculpation of Placement Agent. Each party hereto agrees for the express benefit of the Placement Agent and its affiliates and representatives that in connection with the consummation of the transactions contemplated by the Transaction Documents:

(a)                 none of the Placement Agent, its affiliates or any of its representatives: (i) have any duties or obligations under this Agreement; (ii) shall be liable for any improper payment made in accordance with the information provided by the Company; (iii) has made any representation or warranty, whether express or implied, of any kind or character and has not provided any advice or recommendation in connection with the execution, delivery and performance of the Transaction Documents or has any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to this Agreement or the Transaction Documents or in connection with any of the transactions contemplated hereby and thereby; or (iv) shall be liable (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by this Agreement or any Transaction Document or (y) for anything which any of them may do or refrain from doing in connection with this Agreement or any Transaction Document, except, in each case in this clause (iv), for such party’s own gross negligence, willful misconduct or bad faith.

(b)                 The Placement Agent and its affiliates and representatives shall be entitled to (i) rely on, and shall be protected in acting upon, any certificate, instrument, notice, letter or any other document or security delivered to any of them by or on behalf of the Company, and (ii) be indemnified by the Company for acting as the Placement Agents hereunder pursuant to the indemnification provisions set forth in the engagement letter, dated as of May 15, 2024, between the Company and the Placement Agent.

8.12        [Reserved].

8.13        [Reserved].

8.14        [Reserved].

8.15        Subsequent Equity Sales. From the date hereof until ninety (90) days after the Closing Date, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock, except, in each case, for (i) the Securities to be issued hereunder, (ii) issuances of Common Stock upon the conversion of convertible securities, including preferred stock, the exercise of options or warrants and the vesting of restricted stock and restricted stock units outstanding on the date hereof, in each case, as included or described in the SEC Reports, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (iii) the issuance of shares of Common Stock or equity awards pursuant to employee benefit or equity incentive plans described in the SEC Reports, and (iv) the issuance of up to 5% of the outstanding Common Stock (measured as of the date hereof) in connection with (A) the acquisition or license of the securities, business, property, technologies or other assets of another person or entity, including pursuant to an employee benefit plan assumed by the Company or its Subsidiaries in connection with such acquisition or (B) joint ventures, commercial relationships or other strategic transactions, and in the case of each of clauses (A) and (B), the filing of a registration statement with respect thereto.

8.16        Securities Laws Disclosure; Publicity.  The Company shall (i) by the Disclosure Time, (a) issue a press release disclosing the material terms of the transactions contemplated hereby and (b) file any Confidential Disclosure in a filing with the SEC, and (ii) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act.  As of immediately following the issuance of such press release and the making of such filing, if any, the Company represents to the Purchasers that it shall have publicly disclosed all Confidential Disclosure disclosed to the Purchasers. For purposes of this Section 8.16, (A) “Disclosure Time” means, the earlier of (i) (a) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof, and (b) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date on which this Agreement is signed, and (ii) such time when this Agreement and/or the transactions contemplated hereby (the “Subject Matter”) are first publicly announced. In no event shall the Disclosure Time be deemed to occur in connection with disclosure of the Subject Matter to a governmental entity or the Company’s principal Trading Market, and (B) “Confidential Disclosure” means all material, non-public information provided to any of the Purchasers, including without limitation, material, non-public information contained in the due diligence materials in the Data Room.

SECTION 9.         MISCELLANEOUS.

9.1          Survival. All representations, warranties, covenants and agreements of each party contained herein shall survive the Closing and the delivery of the Securities.

9.2          Waivers and Amendments. Neither this Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of the Company and all of the Purchasers under this Agreement. Notwithstanding anything to the contrary herein, no provision of this Agreement that pertains to the Placement Agent may be waived, modified, supplemented or amended in a manner that is adverse to the Placement Agent without the written consent of the Placement Agent.

9.3         Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile, or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of facsimile transmission, or when so received in the case of mail or courier, and addressed as follows:

(a)            if to the Company, to:

P3 Health Partners Inc.
2370 Corporate Circle, Suite 300,
Henderson, NV 89074
Attention: Atul Kavthekar

 with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
200 Clarendon Street
Boston, MA 02116

Attention: Wesley C. Holmes and Elisabeth M. Martin

or to such other Person at such other place as the Company shall designate to the Purchasers in writing; and

(b)            if to the Purchasers, at the address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

9.4          Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

9.5          Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

9.6          Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents. The waiver of any condition to performance under any of the Transaction Documents by any Purchaser shall not be binding on any other Purchaser. Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, or are deemed affiliates with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of the Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

9.7          Governing Law; Venue; Waiver of Jury Trial. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AND THE PURCHASERS HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR ANY PURCHASER HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR ANY PURCHASER, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY AND THE PURCHASERS HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

9.8          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

9.9          Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

9.10        No Third-Party Beneficiaries. The Placement Agent shall be a third party beneficiary of the representations and warranties of the Company in Section 4 hereof and with respect to the representations and warranties of the Purchasers in Section 5 hereof. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in this Section 9.10.

9.11        Entire Agreement. The Transaction Documents and other documents delivered pursuant hereto, including the exhibits hereto and thereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

9.12        Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties will be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

9.13        Payment of Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each of the Company and the Purchasers shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby.

9.14        Acknowledgement. Each Purchaser acknowledges that it (a) has been represented in the preparation, negotiation and execution of the Transaction Documents by legal counsel of its own choice or has voluntarily declined to seek such legal counsel, and (b) understands the terms and consequences of the Transaction Documents and is fully aware of the legal and binding effect thereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

P3 HEALTH PARTNERS INC.

By:	/s/ Aric Coffman, M.D.
Name:	Aric Coffman, M.D.
Title:	Chief Executive Officer

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

PURCHASERS:

CPF III PT SPV, LLC

By:	Chicago Pacific Founders GP III, L.P., its Manager
By:	Chicago Pacific Founders UGP III, LLC, its General Partner

By:	/s/ Mary Tolan
Name:	Mary Tolan
Title:	Manager

CPF III-A PT SPV, LLC

By:	Chicago Pacific Founders GP III, L.P., its Manager
By:	Chicago Pacific Founders UGP III, LLC, its General Partner

By:	/s/ Mary Tolan
Name:	Mary Tolan
Title:	Manager

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

PURCHASERS:

LEAVITT EQUITY PARTNERS III, L.P.

By:	Leavitt Equity Partners III, LLC, its General Partner

By:	/s/ Taylor S. Leavitt
Taylor S. Leavitt
President

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

PURCHASERS:

Alyeska Master Fund, LP

/s/ Jason Bragg
Jason Bragg, CFO Alyeska Investment Group, LP

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

PURCHASERS:

Armistice Capital Master Fund Ltd.

/s/ Steven Boyd
Name of Authorized Signatory: Steven Boyd
Title of Authorized Signatory: CIO of Armistice Capital, LLC, the Investment Manager

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

PURCHASERS:

Balkin Family Investments, LLC

/s/ Michael P. Balkin
Michael P. Balkin
Managing Member

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

PURCHASERS:

MFO Enterprises, LLC

/s/ Elliot Moskow
Name:	Elliot Moskow
Title:	Manager
Address:	16111 Quiet Vista Circle, Delray
Beach, Florida 33446

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

EXHIBIT A

SCHEDULE OF PURCHASERS

Name and Address	Number of Units	Number of Shares	Number of Common Warrants	Number of Pre-Funded Warrants	Aggregate Purchase Price of Units
Chicago Pacific Founders CPF III PT SPV, LLC 980 N. Michigan Ave., Suite 1900, Chicago, IL 60611	24,370,016	4,674,073	24,370,016	19,695,943	$15,278,030.43
Chicago Pacific Founders CPF III-A PT SPV, LLC 980 N. Michigan Ave., Suite 1900, Chicago, IL 60611	7,527,910	1,443,823	7,527,910	6,084,087	$4,719,391.16
Alyeska Master Fund, LP 77 W. Wacker, Suite 700 Chicago, IL 60601	15,948,963	15,948,963	15,948,963	-	$9,999,999.80
Leavitt Equity Partners III, L.P. 95 South State Street, Suite 2190 Salt Lake City, UT 84111	7,974,481	7,974,481	7,974,481	-	$4,999,999.58
Armistice Capital Master Fund Ltd. 510 Madison Avenue, 7th Floor New York, NY 10022	7,974,481	7,974,481	7,974,481	-	$4,999,999.58
Balkin Family Investments, LLC 3201 S. Ocean Blvd #404, Highland Beach, FL 33487	398,724	398,724	398,724	-	$249,999.94
MFO Enterprises, LLC 16111 Quiet Vista Circle, Delray Beach, Florida 33446	3,189,792	3,189,792	3,189,792	-	$1,999,999.58
TOTAL	67,384,367	41,604,337	67,384,367	25,780,030	$42,247,420.07

EXHIBIT B-1

FORM OF PRE-FUNDED WARRANT

[Attached]

EXHIBIT B-2

FORM OF COMMON WARRANT

[Attached]

EXHIBIT C

FORM OF REGISTRATION RIGHTS AGREEMENT

[Attached]

EXHIBIT D

FORM OF PURCHASER QUESTIONNAIRE

[Attached]

EXHIBIT E

FORM OF SELLING STOCKHOLDER QUESTIONNAIRE

[Attached]